UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 5, 2022
BP Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-38260	82-1646447
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

501 Westlake Park Boulevard, Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 366-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	BPMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 5, 2022, pursuant to the terms of the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) by and among BP Midstream Partners LP, a Delaware limited partnership (the “Partnership”), BP Midstream Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), BP p.l.c., a public limited company incorporated under the laws of England and Wales (“BP”), BP Midstream Partners Holdings LLC, a Delaware limited liability company and indirect wholly owned subsidiary of BP (“Holdings”), and BP Midstream RTMS LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings (“Merger Sub”), Merger Sub merged with and into the Partnership (the “Surviving Entity,” and all such transactions described herein, the “Merger”). At the effective time of the Merger (the “Effective Time”), the Partnership became an indirect, wholly-owned subsidiary of BP.

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, each outstanding common unit representing a limited partner interest in the Partnership (each, a “Partnership Common Unit”), other than Partnership Common Units owned by BP and its subsidiaries (each, a “Public Common Unit”), converted into the right to receive 0.575 American depositary shares of BP, each representing a beneficial interest in six ordinary shares of BP, par value $0.25 per share (the “BP ADS” and the BP ADSs issued in the Merger, the “Merger Consideration”). The General Partner continues to own the non-economic general partner interest and incentive distribution rights in the Partnership, and the General Partner continues as the sole general partner of the Surviving Entity.

Pursuant to the Merger Agreement, BP issued approximately 27,517,610 BP ADSs to the holders of Partnership Common Units as Merger Consideration, as described above.

The Merger Agreement is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 20, 2021, which agreement is incorporated herein by reference. The foregoing summary of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Partnership, BP or their respective subsidiaries and affiliates.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated into this Item 3.01 by reference.

In connection with the closing of the Merger, the Partnership notified the New York Stock Exchange (“NYSE”) that (i) the Merger had been consummated and (ii) requested that NYSE (x) suspend trading of the Partnership Common Units prior to market open on April 5, 2022, (y) withdraw the Partnership Common Units from listing on NYSE and (z) file with the SEC a Form 25 notification of Removal from Listing and/or Registration to delist and deregister the Partnership Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Partnership intends to file a certification on Form 15 under the Exchange Act with the SEC requesting the deregistration of the Partnership Common Units under Section 12(g) of the Exchange Act and the suspension of the Partnership’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and Item 3.01 above and Item 5.02 below is incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 above is incorporated into this Item 5.02 by reference.

In connection with the consummation of the Merger, as of the Effective Time, J. Douglas Sparkman, Robert P. Zinsmeister, Jack T. Collins, Clive Christison, Starlee Sykes, Robert Malone, Michele F. Joy and Walter Clements stepped down from their respective roles as members of the Board of Directors of the General Partner (the “GP Board”). The decision of each of J. Douglas Sparkman, Robert P. Zinsmeister, Jack T. Collins, Clive Christison, Starlee Sykes, Robert Malone, Michele F. Joy and Walter Clements to step down as a member of the GP Board was not the result of any disagreement with the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership.

In connection with the consummation of the Merger, as of the Effective Time, Robert P. Zinsmeister shall cease to serve as Chief Executive Officer, Jack T. Collins shall cease to serve as Chief Financial Officer, David Kurt shall cease to serve as the Chief Operating Officer, Derek Rush shall cease to serve as the Chief Development Officer and Hans Boas shall cease to serve as the Chief Legal Officer and Secretary of the General Partner. The GP Board is appreciative of the service of the foregoing individuals to the General Partner and the Partnership, and their departure is not the result of any disagreement on any matter, including in relation to the General Partner or the Partnership.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously announced, the completion of the Merger was subject to, among other things, approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the affirmative consent of the holders of a majority of the outstanding Partnership Common Units.

On March 8, 2022, BP Midstream Partners Holdings LLC, a Delaware limited liability company and indirect wholly owned subsidiary of BP, which as of the record date held 56,956,712 Partnership Common Units, delivered a written consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the “BP Written Consent”). The delivery of the BP Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, without the receipt of written consent from any other holder of Partnership Common Units.

The deadline for the consent solicitation expired at 11:59 p.m. (Eastern Time), on April 4, 2022. A summary of the results for the proposal is set forth below.

(1) Approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

Consents For	Consents Withheld	Abstentions

68,544,542	498,465	134,054

Item 7.01 Regulation FD Disclosure.

The Partnership and BP issued a joint press release on April 5, 2022 announcing, among other things, the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
2.1*
Agreement and Plan of Merger, dated as of December 19, 2021, by and among BP p.l.c., BP Midstream Partners Holdings LLC, BP Midstream RTMS LLC, BP Midstream Partners LP and BP Midstream Partners GP LLC (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (Date of Event: December 19, 2021) filed December 20, 2021 and incorporated herein by reference).

99.1	Press Release dated April 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2022	BP MIDSTREAM PARTNERS LP
	By:	BP MIDSTREAM PARTNERS GP LLC,
its general partner

	By:	/s/ Hans F. Boas
Hans F. Boas
Chief Legal Counsel and Secretary